                                                 Registration Number 333-56985
                                                                     333-56999
                                                 Rule 424 (b)(3)



                             PROSPECTUS SUPPLEMENT

                              Dated April 21, 1999

                  to the Prospectus, Dated August 13, 1998

                                      of

                        UNITED ARTISTS THEATRE COMPANY

                     Form of prospectus is attached hereto

                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                             --------------------

(Mark One)                        FORM 10-K/A

                                AMENDMENT NO. 1

     (X)         ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1998   Commission file number:  333-56985
                                                                       333-56999


     ( )      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from ______________ to ________________


                            UNITED ARTISTS THEATRE COMPANY
                 (exact name of registrant as specified in charter)


     Delaware                                                  84-1198391
-------------------------------                            ------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)


9110 E. Nichols Avenue, Suite 200
Englewood, CO                                                   80112
-------------------------------                            ------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (303) 792-3600


Securities registered pursuant to Section 12(b) of the Act:   None
Securities registered pursuant to Section 12(g) of the Act:   None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing
requirements for the past 90 days.   Yes  X    No
                                        -----    -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. X
                            -----

State the aggregate market value of the voting stock held by non-affiliates of the registrant. N/A.

As of March 26, 1999, 11,551,383 shares of Class A Common Stock, 365,871 shares of Class B Common Stock (including options to acquire 332,696 shares of Class B Common Stock exercisable within 60 days of such date) and 10,542 shares of Class C Common Stock were outstanding.

United Artists hereby files this Amendment No. 1 on Form 10-K/A to amend
Part III, Item 10 and Part IV, Item 14 of its Annual Report on Form 10-K for the year ending December 31, 1998.


                                   PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Information regarding members of United Artists' Board of Directors as of March 19, 1999 is set forth below. Directors will serve until the next annual meeting and until his successor is duly elected and qualified.

Name                        Age      Business Experience During Past Five Years           Other Public Directorships
----                        ---      ------------------------------------------           --------------------------
Kurt C. Hall................39       President and Chief Executive Officer since March    Mr. Hall is a director of Showscan
                                     6, 1998. Chief Operating Officer from
                                     February 24, Entertainment, Inc. 1997 and
                                     Executive Vice President and Director since
                                     May 12, 1992. Mr. Hall was Chief Financial
                                     Officer from May 12, 1992 to March 5, 1998.

John W. Boyle...............70       Named Chairman of the Board on March 6, 1998.        Mr. Boyle is a director of
                                     Director since March 5, 1997.  Mr. Boyle was Chief   Supermarkets General Holdings Corp.
                                     Financial Officer of Eckerd Corporation
                                     from 1983 to 1995 and Vice Chairman from
                                     1992 to 1995.

James J. Burke, Jr..........47       Director since May 12, 1992.  Director of Merrill    Mr. Burke is a director of AnnTaylor
                                     Lynch Capital Partners, Inc. ("MLCP"), since 1985    Stores Corporation, Borg-Warner
                                     and Partner and Director of Stonington Partners,     Security Corporation, Education
                                     Inc. ("SP"), since July 1993 and Partner and         Management Corporation, Pathmark
                                     Director of Stonington Partners, Inc. II ("SPII")    Stores, Inc. and Supermarkets General
                                     since 1994. Prior to July 1994, Mr. Burke was        Holdings Corp.
                                     President and Chief Executive Officer of
                                     MLCP from 1987 to 1994, a Managing Director
                                     of the Investment Banking Division of
                                     Merrill Lynch & Co. ("ML&Co.") from 1985 to
                                     1994 and a First Vice President of Merrill
                                     Lynch Pierce Fenner and Smith, Inc. from
                                     1988 to 1994.

Albert J. Fitzgibbons, III..53       Director since May 12, 1992.  Director of MLCP       Mr. Fitzgibbons is a director of
                                     since 1988 and a Partner and a Director of SP        Borg-Warner Security Corporation,
                                     since July 1993 and a Partner and a Director of      Dictaphone Corporation and Merisel,
                                     SPII since 1994.  Prior to July 1994, Mr.            Inc.
                                     Fitzgibbons was a Partner of MLCP from 1993 to
                                     1994 and an Executive Vice President of MLCP from
                                     1988 to 1993.  Mr. Fitzgibbons was also a Managing
                                     Director of the Investment Banking Division of
                                     ML&Co. from 1978 to July 1994.

Robert F. End...............43       Director since February 17, 1993.  Director of       Mr. End is a director of Goss Graphic
                                     MLCP since 1993 and a Partner and a Director of SP   Systems, Inc. and Packard BioScience
                                     since July 1993 and a Partner and a Director of      Company.
                                     SPII since 1994. Prior to July 1994, Mr. End was
                                     a Partner of MLCP from 1993 to 1994 and a Vice
                                     President of MLCP from 1989 to 1993. Mr. End was
                                     also a Managing Director of the Investment Banking
                                     Division of ML&Co. from 1993 to July 1994.


Name                        Age      Business Experience During Past Five Years           Other Public Directorships
----                        ---      ------------------------------------------           --------------------------

Scott M. Shaw...............36       Director since February 17, 1993. Partner and        Mr. Shaw is a director of Dictaphone
                                     Director of SP since February 1999.  Prior to        Corporation and Goss Graphic Systems,
                                     becoming a Partner and Director, Mr. Shaw was a      Inc.
                                     Principal of SP since July 1993.  Mr. Shaw has
                                     also been a Partner and Director of SP II since
                                     February 1999.  Prior to July 1994, Mr. Shaw was a
                                     Vice President of MLCP from January 1994, an
                                     Associate of MLCP from 1991 to 1994 and an Analyst
                                     of MLCP from 1986 to 1989.  Mr. Shaw was also a
                                     Vice President of the Investment Banking Division
                                     of ML&Co. from January to July 1994 and an
                                     Associate of the Investment Banking Division of
                                     ML&Co. from 1991 to 1994 and an Analyst of the
                                     Investment Banking Division of ML&Co. from 1986 to
                                     1989.

Michael Pade................49      Executive Vice President and Director.  Mr. Pade
                                    became Executive Vice President of United Artists
                                    in February 1997 in charge of film operations and
                                    was elected Director May 7, 1998.  Mr. Pade joined
                                    United Artists in October 1994 as a Senior Vice
                                    President of film operations.  Prior to joining
                                    United Artists, Mr. Pade worked for Mann Theatres
                                    as the Senior Vice President in charge of domestic
                                    film booking.


Information regarding executive officers of United Artists who are not directors of United Artists as of March 19, 1999 is set forth below. Executive officers will hold office for such term as may be prescribed by the Board of Directors and until such person's successor is chosen and qualified or until such person's death, resignation, or removal.

Name                    Age        Business Experience During Past Five Years
----                    ---        ------------------------------------------

Neal Pinsker............43         Executive Vice President.  Mr. Pinsker was promoted to Executive Vice President of
                                   United Artists in charge of theatre operations in January 1999.  Mr. Pinsker was most recently Vice President of the western region operations, and has previously directed the east and central regional operating offices of United Artists.  Joining
                                   United Artists in May of 1970, as a third generation theatre operator, Mr. Pinsker has four decades of theatre experience.

Gene Hardy..............48         Executive Vice President and General Counsel.  Mr. Hardy was promoted to Executive
                                   Vice President of United Artists in charge of legal affairs and general counsel in
                                   September 1994.  Mr. Hardy was previously the Senior Vice President and general counsel of United Artists.

Jim Ruybal..............53         Executive Vice President.  Mr. Ruybal became Executive Vice President of United
                                   Artists in 1992.  Mr. Ruybal's duties include supervision of United Artists'
                                   Satellite Theatre Network(TM).

Bruce M. Taffet.........51         Executive Vice President.  Mr. Taffet was promoted to Executive Vice President in
                                   January 1995 and is responsible for purchasing, marketing and national concession operations of United Artists.  Prior to February 1995, Mr. Taffet was the Senior
                                   Vice President in charge of national concession operations of United Artists.

Trent J. Carman.........38         Senior Vice President.  Chief Financial Officer since March 6, 1998.  Mr. Carman was previously the Senior Vice President and Treasurer of United Artists from September
                                   1997 to March 6, 1998 and was Vice President of Finance from June 1992 to September
                                   1997.

There are no family relationships between any of the directors and executive officers named above. During the past five years, none of the directors and executive officers named above were involved in any legal proceedings that would be material to an evaluation of his ability or integrity.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

         3.  Exhibits

         The following exhibits are filed herewith or incorporated by reference herein (according to the number assigned to them in Item 601 of Regulation S-K) as noted:

     3.1    Amended and Restated Certificate of Incorporation of United Artists
            Theatre Company (4)

     3.2    By-Laws of United Artists Theatre Company (4)

     4.1 Indenture, dated as of April 21, 1998, by and among the Company and State Street Bank and Trust Company of Missouri, N.A. with respect to the Floating Rate Senior Subordinated Notes due 2007 (4)

     4.2 Indenture, dated as of April 21, 1998, by and among the Company and State Street Bank and Trust Company of Missouri, N.A. with respect to the Floating Rate Senior Subordinated Notes due 2007 (4)

     4.3    Form of 9 3/4% Senior Subordinated Note (included in Exhibit 4.1) (4)

     4.4    Form of Floating Rate Senior Subordinated Note (included in Exhibit
            4.2) (4)

     4.5    Form of 9 3/4% Series B Senior Subordinated Note (included in Exhibit
            4.1) (4)

     4.6    Form of Floating Rate Series B Senior Subordinated Note (included in
            Exhibit 4.2) (4)

     10.1   Registration Rights Agreement, as of April 21, 1998, by and among the
            Company and Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith
            Incorporated, BancAmerica Robertson Stephens, Morgan Stanley & Co.
            Incorporated, BancBoston Securities Inc. and NationsBanc Montgomery
            Securities LLC (4)

     10.2 Registration Rights Agreement, dated as of April 21, 1998, by and among the Company and Merrill Lynch & Co., Merrill Lynch Pierce,
            Fenner & Smith Incorporated (4)

     10.3 Credit Agreement, dated as of April 21, 1998, among the Company, Bank of American National Trust and Savings Association, BankBoston, N.A.,
            NationsBank Texas, N.A., Merrill Lynch Capital Corporation and Morgan
            Stanley Senior Funding, Inc. and the lenders party thereto (4)

     10.4 Trust Indenture and Security Agreement dated as of December 13, 1995, between Wilmington Trust Company, William J. Wade and Fleet National
            Bank of Connecticut, and Alan B. Coffey (3)

     10.5   Pass Through Certificates, Series 1995-A Registration Rights
            Agreement, dated as of December 13, 1995 among United Artists Theatre
            Circuit, Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch,
            Pierce, Fenner & Smith Incorporated (3)

     10.6   Participation Agreement, dated as of December 13, 1995, among United
            Artists Theatre Circuit, Inc., Wilmington Trust Company, William J.
            Wade, Theatre Investors, Inc., Northway Mall Associates, LLC,
            Wilmington Trust Company, William J. Wade, Fleet National Bank of
            Connecticut, Alan B. Coffey and Fleet National Bank of Connecticut (3)

     10.7   Pass Through Trust Agreement, dated as of December 13, 1995, between
            United Artists Theatre Circuit, Inc. and Fleet National Bank of
            Connecticut (3)

     10.8   Lease Agreement, dated as of December 13, 1995, between Wilmington
            Trust Company and William J. Wade and United Artists Theatre Circuit,
            Inc. (3)

     10.9   Lease Agreement, dated as of October 1, 1988, between United Artists
            Properties I Corporation and United Artists Theatre Circuit, Inc. (1)

     10.10  United Artists Theatre Company Stock Incentive Plan (4)

     10.11  Stockholders' Agreement, dated as of May 12, 1992, by and among OSCAR
            I Corporation, Merrill Lynch Capital Appreciation Partnership
            No. B-XIX, L.P., Roman Nineteen Offshore Fund B.V., ML IBK Positions, Inc.,
            MLCP Associates L.P. No. II, Equitable Capital Private Income and
            Equity Partnership II, L.P. and Equitable Deal Flow Fund, L.P., and
            the holders of Options or Restricted Stock awards under the Management
            Stock Option Plan (1)

     10.12  Stock Subscription Agreement, dated as of May 12, 1992, by and among
            OSCAR I Corporation, Merrill Lynch Capital Appreciation Partnership
            No. B-XIX, L.P., Roman Nineteen Offshore Fund B.V., ML IBK Positions,
            Inc., MLCP Associates L.P. No. II, Equitable Capital Private Income and Equity Partnership II, L.P. and Equitable Deal Flow Fund, L.P. (1)

     10.13 Non-Competition Agreement, dated as of May 12, 1992, by and among Tele-Communications, Inc., United Artists Theatre Circuit, Inc. and
            OSCAR I Corporation (1)

     10.14  Trademark Agreement as of May 12, 1992 by United Artists Entertainment
            Company, United Artists Holdings, Inc., United Artists Cable Holdings,
            Inc., United Artists Theatre Holding Company, on the one hand and
            United Artists Theatre Circuit, Inc., United Artists Realty Company,
            UAB, Inc., and UAB II, Inc., on the other hand (1)

     10.15  United Artists Theatre Circuit 401(k) Savings Plan (1)

     10.16  United Artists Theatre Circuit Supplemental 401(k) Savings Plan (2)

     10.17  Tax Sharing Agreement, dated as of May 12, 1992, between OSCAR I
            Corporation and United Artists Theatre Circuit, Inc. (1)

     10.18 Employment Agreement, dated as of May 12, 1992, between the Company and Kurt C. Hall (1)

     10.19 Employment Agreement Extension Letter, dated as of May 12, 1998, between the Company and Kurt C. Hall (4)

     10.20  Amendment to the United Artists Theatre Circuit, Inc. 401(k) Savings
            Plan dated as of January 1, 1998 (5)

     10.21  United Artists Theatre Company 1998 Management Stock Plan (6)

     21.1   Subsidiaries of the Company (4)

     23.1   Consent of Arthur Andersen LLP

     27.1   Financial Data Schedule (7)


------------------------

(1) Incorporated herein by reference from United Artists Theatre Circuit, Inc. Form S-1 dated October 5, 1992.
(2) Incorporated herein by reference from United Artists Theatre Circuit, Inc. Form 10-K for the year ended December 31, 1993.
(3) Incorporated herein by reference from United Artists Theatre Circuit, Inc. Form S-2 dated January 31, 1996.
(4)  Incorporated herein by reference from Form S-4 dated June 16, 1998.
(5) Incorporated herein by reference from United Artists Theatre Circuit, Inc. 10-K for the year ended December 31, 1996.
(6) Incorporated herein by reference from United Artists Theatre Company Form S-8 dated October 15, 1998.
(7)  Previously filed.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        UNITED ARTISTS THEATRE COMPANY
                                        (Registrant)




                                        /S/ Trent J. Carman
                                        -----------------------------
                                        BY:  Trent J. Carman
                                             Chief Financial Officer


Date:  April 16, 1999